Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

April 25, 2013

Media Contact:

Doug Shepard

Harte-Hanks, Inc. Corporate Office

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS FIRST QUARTER RESULTS

Note:  The company will host a conference call to discuss the earnings release on April 25, 2013, at 9:00 a.m. Central Time.  The conference call number is (888) 219-1412 for domestic callers and (913) 312-0935 for international callers, conference ID 5301389.  To access an audio webcast, please go to the link within the Harte-Hanks website in the Investors section.  An audio replay will be available shortly after the call through May 4, 2013 at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, conference ID 5301389.  The replay also will be available on the Harte-Hanks web site in the Investors section.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported first quarter 2013 diluted earnings per share from continuing operations of $0.11 on revenues of $178.3 million.  These results compare to diluted earnings per share from continuing operations of $0.12 on $186.0 million in revenues for the first quarter of 2012.

The following table presents financial highlights of the company’s operations for the first quarter of 2013 and 2012, respectively.  Full financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2013	2012	% Change
Operating revenues	$178,332	$186,042	-4.1%
Operating income	10,174	13,976	-27.2%
Income from continuing operations	6,667	7,435	-10.3%
Diluted earnings per share from continuing operations	0.11	0.12	-8.3%
Diluted shares (weighted average common and common equivalent shares outstanding)	62,669	63,273	-0.1%

For the three months ended March 31, 2013, the company generated free cash flow (defined below) of $7.7 million, a decrease from $9.9 million in the prior year’s first quarter.  Capital expenditures for the quarter were $4.6 million compared to $3.1 million in the prior year’s first quarter.

Commenting on the first quarter performance, Chairman, President and Chief Executive Officer Larry Franklin said, “While we expected Direct Marketing revenue and operating income to decline, first quarter Direct Marketing revenues and operating income were below our expectations, down 5.1% and 18.1%, respectively. Declines were concentrated primarily in two areas: high-tech business-to-business lead generation and pharmaceutical fulfillment. While, the Direct Marketing transformation is an evolving process, we are excited about our progress and growth opportunities. Shoppers exceeded our expectation with a 1.3% revenue decline and $0.5 million decline in operating income. While it is still early, we are seeing signs of stabilizing performance in Shoppers.”

Discussing the performance of the business segments, Executive Vice President and Chief Financial Officer Doug Shepard said, “Direct Marketing revenue results reflect the impact of a 32% decline in revenues from the pharmaceutical vertical, including the effect of volume reductions from a long standing fulfillment customer that began in the second quarter of 2012, and the previously discussed loss of another pharmaceutical customer in the third quarter of 2012.  Direct Marketing also experienced decreased revenues from our automotive and consumer brands, select and high-tech verticals, while revenues from our financial and retail verticals increased compared to the prior year quarter.  Operating income margins were 9.7% versus 11.2% in the 2012 first quarter.

“Shoppers revenue from continuing operations decreased 1.3% in the first quarter compared to the 2012 first quarter. Shoppers revenue performance reflects decreased in-book advertising, partially offset by increased revenues from distribution products.  From an industry perspective, Shoppers revenues decreased from the services, automotive, real estate and communications sectors, and increased from the consumer spending sector.  Operating income decreased $0.5 million compared to the 2012 first quarter.”

Concluding, Franklin said, “While much work remains to be done, progress is being made in the Direct Marketing transformation with the overarching goal being to drive profitable revenue growth.  We expect to begin seeing improved results in the second half of 2013, accelerating into 2014.  Therefore, our expectations are for 2013 to show flat to slightly increased revenue and operating income with improvement coming in the second half of the year.  We are very excited about the new Direct Marketing leadership team and the way our people are responding to the new opportunities for them and the company from these changes.

“We are also excited about Shoppers first quarter revenue and operating income performance. While early, and although postage rates increased 2.8% in the first quarter, we are encouraged by recent revenue trends. We continue to expect Shoppers revenue and operating income in 2013 compared to 2012 to be down slightly, which is a significant improvement in trend compared to our experience during the past few years.  Our people continue to look for ways to make our products and services more effective for our advertisers and to deliver those services more efficiently. I am very proud of the people in both businesses who are managing a great deal of change and doing it extremely well.  Our company has a bright future.”

Selected Highlights:

•                  Harte-Hanks was selected by the animal health division of a long-standing healthcare client to execute an integrated rebate program.  Harte-Hanks will provide database build and hosting, deploy a new marketing campaign and provide all rebate support services, including an innovative web services data entry portal, contact center, mail service, check production and rebate processing.

•                  National Vision, Inc., an eyeglass retailer, has engaged Harte-Hanks to provide its Customer Relationship Management (CRM) agency and database marketing needs.  The Agency Inside® Harte-Hanks will lead the initiative to provide integrated strategy, analytics, direct mail, digital print, data services and database development to help

National Vision develop a more effective customer engagement strategy focused on customer retention and repeat business.

•                  Harte-Hanks has released TrilliumLynx™, a new offering that takes advantage of an outside data source allowing Harte-Hanks to link the individuals/members of a household together and use such information to provide in-depth analytic and reporting capabilities.  This creates tremendous value through significant marketing efficiencies for our clients, including:

•                  application of historical market data to supplement existing customer data, giving match processes more information to make better decisions; and

•                  access to deep and wide market data, sophisticated householding and advanced integration capabilities.

•                  Harte-Hanks was selected to provide website development and hosting, email marketing, data management and web name lead generation and auditing for Lorillard, one of the world’s largest tobacco product companies and its leading brand.

•                  Harte-Hanks has been selected by a leading strategic IT and communications solutions business to provide customer support services.  Harte-Hanks will respond to a variety of end-user technical support, returns, warranties and payment inquiries.

•                  Trillium Software® announced new or expanded relationships with two clients:

•                  The Australian unit of a large luxury car maker has licensed the Trillium Software System® to standardize and match customer data in their CRM system, allowing them to transform unstructured data into more readily actionable structured data.

•                  A leading provider of information and technology services to healthcare businesses has expanded its use of the Trillium Software System, including software and directories, to include its own operational/compliance team.

•                  One of the world’s largest providers of employment screening services has engaged Harte-Hanks to provide lead generation and inbound customer support services.  Among other services, Harte-Hanks’ contact center will communicate with prospects in response to their activity on the client’s website.

•                  Aberdeen Group® was selected by a global technology solutions provider to host and deliver a mix of custom event and research content services. The integrated event, content and demand-generation program developed by Aberdeen Group will support this long-standing customer’s North American campaign for one of its core products.

•                  A leading consumer brand agency has selected Harte-Hanks to provide fulfillment and logistics support for its trade show booth and event management clients.  In addition, Harte-Hanks will improve the clients’ inventory management processes and systems.

•                  Harte-Hanks announced its deployment of high-speed digital print technology, a key component of the company’s continued drive to make direct mail relevant, resonant and a fully integrated part of today’s multi-channel marketing environment. This digital print technology gives Harte-Hanks customers the ability to create highly variable, customized content that allows them to quickly, easily and economically give consumers personalized offers while maximizing operating and postal savings and automating the marketing process to increase direct mail ROI.

•                  The Agency Inside Harte-Hanks announced that it and client Sony Electronics won three 2013 MarketingSherpa Email Awards.  The Sony campaigns and the results they generated serve as a testament to the value of email as part of an integrated marketing strategy.  The Agency Inside and Sony were awarded A Gold Award in Email Innovation for a campaign that integrated the email strategy with Sony’s social strategy, a Silver Award in Best Promotional Email or Campaign for a Black Friday/Cyber Monday email program that generated a 53% increase in revenue for the holiday shopping period, and an Honorable Mention in Best Triggered Email for a new customer triggered email campaign that streamlined more than 70 email versions into three dynamic email templates, enabling both better brand interaction and relevancy in messaging.

•                  Trillium Software announced the findings of its Insurance Claims Survey, a 4Q 2012 survey of claims professionals that identifies the major trends, pain points and initiatives for the industry. Key findings include the need to analyze the universe of claims data in order to improve customer satisfaction rates and lower claims cycle time.

•                  Trillium Software broadcasted a “FATCA Update Webinar” live from the London Stock Exchange, with an expert panel addressing the implications of the final U.S. Internal Revenue Service regulations on foreign financial institutions (FFIs) and the complexity of dealing with multiple intergovernmental agreements (IGAs).  Trillium Software also released an advisory directed at financial institutions recommending they certify their data capture processes and client information in order to be in compliance with Foreign Account Tax Compliance Act (FATCA) regulations, or risk non-compliance penalties.

•                  Trillium Software launched another compliance solution for the banking industry, its new Comprehensive Capital Analysis and Review (CCAR) solution. With this release, Trillium Software enables banks to accelerate reporting of hundreds of disparate data elements and remain in compliance with strict Federal Reserve directives that require them to submit compliance reports proving availability of sufficient capital assets in the event of a severe economic downturn.

About Harte-Hanks:

Harte-Hanks® is a worldwide direct and targeted marketing company that provides multichannel direct and digital marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers.

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings and conference call contain “forward-looking statements” within the meaning of the federal securities laws.  All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,”

“anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  Examples include statements regarding (1) our strategies and initiatives, (2) our financial outlook or preliminary estimates for revenues, earnings per share, operating income, expenses, capital resources, estimates for goodwill and intangibles impairment charges and other financial items, (3) expectations for our businesses and for the industries in which we operate, including the negative performance trends in our Shoppers business and the impact of economic conditions in the United States and other economies on the marketing expenditures and activities of our clients and prospects, (4) competitive factors, (5) acquisition, disposition of assets and development plans, (6) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and any anticipated cost and effect, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes.  These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include, without limitation, (a) domestic, international and local economic and business conditions, including (i) market conditions in California that may continue to adversely impact local advertising expenditures in our Shoppers publications and (ii) the adverse impact of continuing economic uncertainty in the United States and elsewhere on the marketing expenditures and activities of our clients and prospects, (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client preferences, (c) the financial condition and marketing budgets of our clients, including client bankruptcies or other developments that may result in increased bad debt expense, (d) economic and other business factors that impact the industry verticals that we serve, including competition and consolidation of and prospective clients, vendors and partners in these verticals, (e) our ability to manage and timely adjust our capacity and current headcount, and to otherwise effectively service our clients, (f) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition, (g) our ability to protect our data centers against security breaches and other interruptions, and to protect sensitive personal information of our clients and their customers, (h) increasing concern, regulation and legal action over consumer privacy issues, including legislation changing requirements for collection, processing and use of information, (i) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (j) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules, (k) the number of equity securities that we may issue to employees, (l) the number of shares, if any, that we may repurchase in connection with our repurchase program, (m) unanticipated developments regarding litigation or other contingent liabilities, and (n) other factors discussed under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012.  The forward-looking statements in this press release and our related earnings press release and conference call are made only as of the date hereof (or thereof) and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), plus goodwill and other intangibles impairment (tax-effected) less capital expenditures, all of the aforementioned are from continuing operations and (2) EBITDA, defined as net income before interest, taxes, goodwill and other intangibles impairment, depreciation, and amortization.  Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

This document may contain trademarks that are owned or licensed by Harte-Hanks, Inc. and its subsidiaries, including, without limitation, Harte-Hanks® and other names and marks.  All other brand names, product names, or trademarks belong to their respective holders.

Tags in this release: Harte-Hanks, The Agency Inside, Trillium Software, Aberdeen, TrilliumLynx, Direct Marketing, Shoppers, PennySaverUSA.com, Contact Centers, Digital Marketing, Digital Solutions, Mobile, Social, Direct Mail, Database, Digital Print, Strategy

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended
	March 31,
In thousands, except per share data	2013	2012

Operating revenues	$178,332	$186,042
Operating expenses:
Labor	80,308	83,879
Production and distribution	67,587	67,669
Advertising, selling, general and administrative	15,326	15,313
Depreciation and amortization	4,937	5,205
	168,158	172,066
Operating income	10,174	13,976
Other expenses (income):
Interest expense	803	1,019
Interest income	(35)	(29)
Other, net	(1,218)	655
	(450)	1,645
Income from continuing operations before income taxes	10,624	12,331
Income tax expense	3,957	4,896
Income from continuing operations	6,667	7,435

Loss from discontinued operations, net of income taxes	—	(642)

Net Income	$6,667	$6,793

Basic earnings (loss) per common share
Continuing operations	$0.11	$0.12
Discontinued operations	—	(0.01)
Basic earnings per share	$0.11	$0.11

Weighted-average common shares outstanding	62,471	62,910

Diluted earnings (loss) per common share
Continuing operations	$0.11	$0.12
Discontinued operations	—	(0.01)
Diluted earnings per share	$0.11	$0.11

Weighted-average common and common equivalent shares outstanding	62,669	63,273

Balance Sheet Data (Unaudited)	March 31,	December 31,
In thousands	2013	2012

Cash and cash equivalents	$61,011	$49,648
Total debt	$107,188	$110,250

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended
	March 31,
In thousands	2013	2012	% Change

OPERATING REVENUES:
Direct Marketing	$132,352	$139,456	-5.1%
Shoppers	45,980	46,586	-1.3%
Total operating revenues	$178,332	$186,042	-4.1%

OPERATING INCOME:
Direct Marketing	$12,822	$15,653	-18.1%
Shoppers	770	1,245	-38.2%
General corporate expense	(3,418)	(2,922)	-17.0%
Total operating income	$10,174	$13,976	-27.2%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$4,061	$4,111	-1.2%
Shoppers	871	1,089	-20.0%
General corporate expense	5	5	0.0%
Total depreciation and amortization	$4,937	$5,205	-5.1%

Reconciliation of Net Income to Free Cash Flow

	Three months ended
	March 31,
In thousands	2013	2012
Income from continuing operations	$6,667	$7,435
Add: After-tax stock-based compensation (Note 1)	773	598
Add: Depreciation and amortization	4,937	5,205
Less: Capital expenditures	4,631	3,054
Free cash flow from continuing operations	7,746	10,184

Loss from discontinued operations	—	(642)
Add: Depreciation and amortization	—	335
Less: Capital expenditures	—	—
Free cash flow from discontinued operations	—	(307)

Total free cash flow	$7,746	$9,877

Note 1:  Pre-tax compensation expense was $1,288 and $993 for the three months ended March 31, 2013 and 2012, respectively.

Reconciliation of Net Income to EBITDA from Continuing Operations

	Three months ended
	March 31,
In thousands	2013	2012
Income from Continuing Operations	$6,667	$7,435
Depreciation and amortization	4,937	5,205
Interest expense, net and non-operating, net	(450)	1,645
Income tax expense	3,957	4,896
EBITDA from Continuing Operations	$15,111	$19,181

EBITDA From Continuing Operations by Segment:
Direct Marketing	$16,883	$19,764
Shoppers	1,641	2,334
Corporate	(3,413)	(2,917)
	$15,111	$19,181

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended
	March 31,
	2013	2012

Retail	28%	26%
Financial and Insurance Services	16%	13%
Technology	24%	25%
Healthcare and Pharmaceuticals	8%	11%
Automotive and Consumer Brands	16%	17%
Other Select Markets	8%	8%
	100%	100%